Exhibit 99.1

Press Release: For Immediate Release

INVESTORS:	MEDIA:
Byron Purcell	Joy Errico Seusing
(717) 975-3710	(203) 970-5559
investor@riteaid.com	press@riteaid.com

Rite Aid Corporation Reports Fiscal 2023 First Quarter Results

•	Retail Comparable Store Prescriptions Increased 0.9 Percent – Comparable Store Non-COVID Acute Prescriptions Increased 11.9 Percent

•	Revenues of $6.01 billion, Compared to Prior Year Revenues of $6.16 billion

•	Net Loss per Share of $2.03, Compared to Prior Year Net Loss per Share of $0.24

•	Adjusted Net Loss per Share of $0.60, Compared to Prior Year Adjusted Net Income per Share of $0.38, Driven by Non-Cash Impairment Charges and Cycling Prior Year COVID Vaccination Benefit

•	Adjusted EBITDA of $100.1 million, Compared to the Prior Year Adjusted EBITDA of $138.9 million

•	Increases Fiscal 2023 Revenue and Maintains Fiscal 2023 Adjusted EBITDA Guidance

PHILADELPHIA, Pa. (June 23, 2022) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended May 28, 2022.

“We continue to make strides on our journey to transform Rite Aid and define the modern pharmacy. In the first quarter we increased our non-COVID prescriptions, reduced SG&A, built momentum at Elixir and delivered solid results across the business. The entire Rite Aid team looks forward to advancing our pharmacists’ role in improving health outcomes.” said Heyward Donigan, president and CEO.

Consolidated First Quarter Summary

(dollars in thousands)	Thirteen Week Period Ended
	May 28, 2022	May 29, 2021
Revenues	$6,014,583	$6,160,985
Net loss	(110,191)	(13,057)
Adjusted EBITDA	100,130	138,877

For the first quarter the company reported a net loss of $110.2 million, or $2.03 loss per share, Adjusted Net Loss of $32.8 million, or $0.60 loss per share, and Adjusted EBITDA of $100.1 million, or 1.7 percent of revenues.

Revenues for the quarter were $6.01 billion compared to revenues of $6.16 billion in the prior year’s quarter.

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Rite Aid FY 2023 Q1 Press Release - page 2

First quarter net loss was $110.2 million, or $2.03 per share, compared to last year’s first quarter net loss of $13.1 million, or $0.24 per share. First quarter adjusted net loss was $32.8 million, or $0.60 per share, compared to last year’s first quarter adjusted net income of $20.9 million or $0.38 per share. The increase in adjusted net loss is due primarily to higher facility exit and impairment charges driven by the Company’s previously announced store closure decisions and a decrease in Adjusted EBITDA. These items were partially offset by an increase in gain on sale of assets resulting from script file sales of certain of the store closures.

Retail Pharmacy Segment

(dollars in thousands)	Thirteen Week Period Ended
	May 28, 2022	May 29, 2021
Revenues	$4,345,356	$4,351,682
Adjusted EBITDA	73,682	94,914

Retail Pharmacy Segment revenues decreased 0.1 percent over the prior year quarter, driven by a reduction in COVID vaccine and testing revenue as well as store closures, offset by an increase in non-COVID prescriptions. Same store sales for the first quarter increased 4.6 percent over the prior year period, consisting of a 6.6 percent increase in pharmacy sales, partially offset by a 0.5 percent decrease in front-end sales. Front-end same store sales, excluding cigarettes and tobacco products, were flat. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 0.9 percent over the prior year period. Total non-COVID same store prescriptions increased 3.7 percent, with same store maintenance prescriptions increasing 1.4 percent and other same store acute prescriptions increasing 11.9 percent. Prescription sales accounted for 70.8 percent of total drugstore sales. Total store count at the end of the first quarter was 2,361.

Retail Pharmacy Segment Adjusted EBITDA was $73.7 million, or 1.7 percent of revenues, for the first quarter compared to last year’s first quarter Adjusted EBITDA of $94.9 million, or 2.2 percent of revenues. The decline in Adjusted EBITDA was due to decreased gross profit, partially offset by a decrease in Adjusted EBITDA selling, general and administrative (SG&A) expenses of $40.5 million. Gross profit was negatively impacted by the decline in COVID-19 vaccinations and testing. The gross profit headwind from reduced COVID related services was partially offset by an increase in prescriptions filled and improved front end gross margin. SG&A expenses benefited from lower payroll, occupancy and other operating costs due to store closures and cost control initiatives.

Pharmacy Services Segment

(dollars in thousands)	Thirteen Week Period Ended
	May 28, 2022	May 29, 2021
Revenues	$1,725,857	$1,872,282
Adjusted EBITDA	26,448	43,963

Pharmacy Services Segment revenues were $1.7 billion for the quarter, a decrease of 7.8 percent compared to the prior year quarter. The decrease in revenues was primarily the result of a planned decrease in Elixir Insurance membership and a previously announced client loss due to industry consolidation, offset by higher retained rebates from our new rebate aggregation arrangement and increased utilization of higher cost drugs.

Pharmacy Services Segment Adjusted EBITDA was $26.4 million, or 1.5 percent of revenues, for the first quarter compared to last year’s first quarter Adjusted EBITDA of $44.0 million, or 2.4 percent of revenues. The reduction in Adjusted EBITDA resulted from the decline in revenues associated with lost clients, as discussed above, and an increase in the medical loss ratio at Elixir insurance, partially offset by higher retained rebates from our new rebate aggregation arrangement.

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Rite Aid FY 2023 Q1 Press Release - page 3

Outlook for Fiscal 2023

The Company has increased its outlook for Fiscal 2023 revenues, due to increased utilization of higher cost drugs at Elixir and is maintaining its guidance for Adjusted EBITDA.

Total revenues are expected to be between $23.6 billion and $24.0 billion in fiscal 2023. Retail Pharmacy Segment revenue is expected to be between $17.35 billion and $17.65 billion and Pharmacy Services Segment revenue is expected to be between $6.25 billion and $6.35 billion (net of any intercompany revenues to the Retail Pharmacy Segment).

Net loss is expected to be between $246.3 million and $203.3 million. Our estimates for net loss have increased due to increased impairment charges for closed stores and an increase in interest expense due to recent and anticipated interest rate increases throughout the year.

Adjusted EBITDA is expected to be between $460 million and $500 million. Retail Pharmacy Segment Adjusted EBITDA is expected to be between $320 million and $350 million and Pharmacy Services Segment Adjusted EBITDA is expected to be between $140 million and $150 million.

Adjusted net loss per share is expected to be between $(1.19) and $(0.66).

Capital expenditures are expected to be approximately $250 million, with a focus on investments in digital capabilities, technology, prescription file purchases, distribution center automation and store remodels.

We expect to generate positive free cash flow in Fiscal 2023.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be broadcast via the Internet at https://investors.riteaid.com. The telephone replay will be available beginning at 12:00 p.m. Eastern Time on June 23, 2022 and ending at 11:59 p.m. Eastern Time on July 24, 2022. To access the replay of the call, telephone (800) 770-2030 or (647) 362-9199 and enter the seven-digit reservation number 9029129. The webcast replay of the call will also be available at https://investors.riteaid.com starting at 12 p.m. Eastern Time today. The playback will be available until the company’s next conference call.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to Americans 365 days a year. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,300 retail pharmacy locations across 17 states. Through Elixir, we provide pharmacy benefits and services to millions of members nationwide. For more information, visit www.riteaid.com.

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Rite Aid FY 2023 Q1 Press Release - page 4

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's outlook and guidance for fiscal 2023; the continued impact of the global coronavirus (COVID-19) pandemic on Rite Aid’s business; Rite Aid’s store closure program; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the prolonged impact of the COVID-19 global pandemic and the emerging new variants, including the government responses thereto; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our store closure program and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation, including related to Opioids, “usual and customary” pricing or other matters; our ability to monetize the CMS receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), as well as other factors that impact the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our restructuring efforts within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations, including its ability to achieve its outlook for fiscal 2023 guidance, will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, federal, state and local governmental policies and initiatives designed to reduce the transmission of COVID-19 and emerging new variants and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this release refer to Rite Aid Corporation and its affiliates.

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Rite Aid FY 2023 Q1 Press Release - page 5

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA, Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, gains or losses on debt modifications and retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs, the gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables. Rite Aid believes Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share serve as appropriate measures to be used in evaluating the performance of its business and help its investors better compare its operating performance over multiple periods.

Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility exit and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt modifications and retirements, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, severance, restructuring-related costs, costs related to facility closures, gain or loss on sale of assets, the gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables). The add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis. Rite Aid believes Adjusted EBITDA serves as an appropriate measure in evaluating the performance of its business and helps its investors better compare its operating performance with its competitors.

Adjusted EBITDA Gross Profit includes LIFO adjustments, depreciation and amortization (COGS portion only) and other items. See the attached tables for a reconciliation of Adjusted EBITDA Gross Profit to Revenue, which is the most directly comparable GAAP financial measure. Adjusted EBITDA SG&A excludes depreciation and amortization (SG&A portion only), stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, and other items. See the attached tables for a reconciliation of Adjusted EBITDA SG&A to Revenue, which is the most directly comparable GAAP financial measure. The Company believes Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A serve as appropriate measures in evaluating the performance of its business and helps its investors better compare its operating performance with its competitors.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	May 28, 2022	February 26, 2022
ASSETS
Current assets:
Cash and cash equivalents	$56,060	$39,721
Accounts receivable, net	1,449,745	1,343,496
Inventories, net of LIFO reserve of $487,173 and $487,173	1,974,759	1,959,389
Prepaid expenses and other current assets	88,860	106,749
Total current assets	3,569,424	3,449,355
Property, plant and equipment, net	985,121	989,167
Operating lease right-of-use assets	2,723,405	2,813,535
Goodwill	879,136	879,136
Other intangibles, net	282,950	291,196
Deferred tax assets	20,071	20,071
Other assets	89,666	86,543
Total assets	$8,549,773	$8,529,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$5,016	$5,544
Accounts payable	1,461,238	1,571,261
Accrued salaries, wages and other current liabilities	787,591	780,632
Current portion of operating lease liabilities	574,392	575,651
Total current liabilities	2,828,237	2,933,088
Long-term debt, less current maturities	3,026,456	2,732,986
Long-term operating lease liabilities	2,526,607	2,597,090
Lease financing obligations, less current maturities	14,392	14,830
Other noncurrent liabilities	162,457	151,976
Total liabilities	8,558,149	8,429,970

Commitments and contingencies	-	-
Stockholders’ equity:
Common stock	55,623	55,752
Additional paid-in capital	5,913,210	5,910,299
Accumulated deficit	(5,961,772)	(5,851,581)
Accumulated other comprehensive loss	(15,437)	(15,437)
Total stockholders’ equity	(8,376)	99,033
Total liabilities and stockholders’ equity	$8,549,773	$8,529,003

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
Revenues	$6,014,583	$6,160,985
Costs and expenses:
Cost of revenues	4,817,854	4,876,110
Selling, general and administrative expenses	1,217,929	1,245,362
Facility exit and impairment charges	66,571	8,831
Interest expense	48,119	49,121
Loss on debt retirements, net	-	396
Gain on sale of assets, net	(29,196)	(6,558)

	6,121,277	6,173,262

Loss before income taxes	(106,694)	(12,277)
Income tax expense	3,497	780
Net loss	$(110,191)	$(13,057)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss attributable to common stockholders - basic and diluted	$(110,191)	$(13,057)

Denominator:
Basic and diluted weighted average shares	54,348	53,852

Basic and diluted loss per share	$(2.03)	$(0.24)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
OPERATING ACTIVITIES:
Net loss	$(110,191)	$(13,057)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	70,073	75,859
Facility exit and impairment charges	66,571	8,831
LIFO credit	-	(3,993)
Change in allowances for uncollectible accounts receivable	3,763	-
Gain on sale of assets, net	(29,196)	(6,558)
Stock-based compensation expense	3,334	2,811
Loss on debt retirements, net	-	396
Changes in operating assets and liabilities:
Accounts receivable	(104,458)	(149,487)
Inventories	(15,827)	11,918
Accounts payable	(137,572)	50,527
Operating lease right-of-use assets and operating lease liabilities	(14,812)	(5,909)
Other assets	751	7,978
Other liabilities	15,327	34,559
Net cash (used in) provided by operating activities	(252,237)	13,875
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(73,176)	(59,164)
Intangible assets acquired	(12,248)	(5,436)
Proceeds from dispositions of assets and investments	30,839	2,448
Proceeds from sale-leaseback transactions	-	7,456
Net cash used in investing activities	(54,585)	(54,696)
FINANCING ACTIVITIES:
Net proceeds from revolver	291,000	39,000
Principal payments on long-term debt	(977)	(91,941)
Change in zero balance cash accounts	33,691	51,957
Financing fees paid for early debt redemption	-	(2)
Payments for taxes related to net share settlement of equity awards	(553)	(35)
Deferred financing costs paid	-	(580)
Net cash provided by (used in) financing activities	323,161	(1,601)
Increase (decrease) in cash and cash equivalents	16,339	(42,422)
Cash and cash equivalents, beginning of period	39,721	160,902
Cash and cash equivalents, end of period	$56,060	$118,480

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
Retail Pharmacy Segment
Revenues (a)	$4,345,356	$4,351,682
Cost of revenues (a)	3,247,999	3,181,748
Gross profit	1,097,357	1,169,934
LIFO credit	-	(3,993)
FIFO gross profit	1,097,357	1,165,941
Adjusted EBITDA gross profit	1,106,652	1,168,338

Gross profit as a percentage of revenues	25.25%	26.88%
LIFO credit as a percentage of revenues	0.00%	-0.09%
FIFO gross profit as a percentage of revenues	25.25%	26.79%
Adjusted EBITDA gross profit as a percentage of revenues	25.47%	26.85%

Selling, general and administrative expenses	1,117,214	1,156,039
Adjusted EBITDA selling, general and administrative expenses	1,032,970	1,073,424
Selling, general and administrative expenses as a percentage of revenues	25.71%	26.57%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues	23.77%	24.67%

Cash interest expense	45,244	46,024
Non-cash interest expense	2,875	3,097
Total interest expense	48,119	49,121

Adjusted EBITDA	73,682	94,914
Adjusted EBITDA as a percentage of revenues	1.70%	2.18%

Pharmacy Services Segment
Revenues (a)	$1,725,857	$1,872,282
Cost of revenues (a)	1,626,485	1,757,341
Gross profit	99,372	114,941

Gross profit as a percentage of revenues	5.76%	6.14%

Adjusted EBITDA	26,448	43,963
Adjusted EBITDA as a percentage of revenues	1.53%	2.35%

(a)	-	Revenues and cost of revenues include $56,630 and $62,979 of inter-segment activity for the thirteen weeks ended May 28, 2022 and May 29, 2021, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
Reconciliation of net loss to adjusted EBITDA:
Net loss	$(110,191)	$(13,057)
Adjustments:
Interest expense	48,119	49,121
Income tax expense	3,497	780
Depreciation and amortization	70,073	75,859
LIFO credit	-	(3,993)
Facility exit and impairment charges	66,571	8,831
Loss on debt retirements, net	-	396
Merger and Acquisition-related costs	-	3,886
Stock-based compensation expense	3,334	2,811
Restructuring-related costs	22,646	5,932
Inventory write-downs related to store closings	7,955	472
Litigation and other contractual settlements	18,271	14,000
Gain on sale of assets, net	(29,196)	(6,558)
Other	(949)	397
Adjusted EBITDA	$100,130	$138,877
Percent of revenues	1.66%	2.25%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
Net loss	$(110,191)	$(13,057)
Add back - Income tax expense	3,497	780
Loss before income taxes	(106,694)	(12,277)

Adjustments:
Amortization expense	20,626	20,460
LIFO credit	-	(3,993)
Loss on debt retirements, net	-	396
Merger and Acquisition-related costs	-	3,886
Restructuring-related costs	22,646	5,932
Litigation and other contractual settlements	18,271	14,000

Adjusted (loss) income before income taxes	(45,151)	28,404

Adjusted income tax (benefit) expense (a)	(12,322)	7,470
Adjusted net (loss) income	$(32,829)	$20,934

Adjusted net (loss) income per diluted share:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income	$(32,829)	$20,934

Denominator:
Basic weighted average shares	54,348	53,852
Outstanding options and restricted shares, net	-	971
Diluted weighted average shares	54,348	54,823

Net loss per diluted share	$(2.03)	$(0.24)

Adjusted net (loss) income per diluted share	$(0.60)	$0.38

(a)	The fiscal year 2023 and 2022 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL’s, state credits and valuation allowance, was used for the thirteen weeks ended May 28, 2022 and May 29, 2021, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,

GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
Reconciliation of adjusted EBITDA gross profit:
Revenues	$4,345,356	$4,351,682
Gross Profit	1,097,357	1,169,934
Addback:
LIFO credit	-	(3,993)
Depreciation and amortization (cost of goods sold portion only)	2,893	2,097
Other	6,402	300
Adjusted EBITDA gross profit	$1,106,652	$1,168,338
Percent of revenues	25.47%	26.85%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$4,345,356	$4,351,682
Selling, general and administrative expenses	1,117,214	1,156,039
Less:
Depreciation and amortization (SG&A portion only)	53,215	59,768
Stock-based compensation expense	3,102	2,771
Merger and Acquisition-related costs	-	3,886
Restructuring-related costs	17,371	1,621
Litigation and other contractual settlements	9,952	14,000
Other	604	569

Adjusted EBITDA selling, general and administrative expenses	$1,032,970	$1,073,424
Percent of revenues	23.77%	24.67%

Adjusted EBITDA	$73,682	$94,914

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 4, 2023

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Total Revenues	$23,600,000	$24,000,000

Pharmacy Services Segment Revenues	$6,250,000	$6,350,000

Gross Capital Expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(246,300)	$(203,300)
Adjustments:
Interest expense	210,000	210,000
Income tax benefit	(15,000)	(18,000)
Depreciation and amortization	290,000	290,000
LIFO charge	15,000	15,000
Facility exit and impairment charges	130,000	130,000
Restructuring-related costs	60,000	60,000
Litigation and other contractual settlements	18,300	18,300
Gain on sale of assets, net	(35,000)	(35,000)
Other	33,000	33,000
Adjusted EBITDA	$460,000	$500,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET LOSS GUIDANCE

YEAR ENDING MARCH 4, 2023

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Net loss	$(246,300)	$(203,300)
Add back - income tax benefit	(15,000)	(18,000)
Loss before income taxes	(261,300)	(221,300)

Adjustments:
Amortization expense	79,000	79,000
LIFO charge	15,000	15,000
Restructuring-related costs	60,000	60,000
Litigation and other contractual settlements	18,300	18,300

Adjusted loss before adjusted income taxes	(89,000)	(49,000)

Adjusted income tax benefit	(24,000)	(13,000)
Adjusted net loss	$(65,000)	$(36,000)

Diluted adjusted net loss per share	$(1.19)	$(0.66)